Exhibit 99.1

WASTE CONNECTIONS REPORTS THIRD QUARTER 2009 RESULTS

-	Reports revenue of $316.0 million, up 15.9%
-	Reports earnings per share of $0.43
-	Reports YTD net cash provided by operating activities of $242.2 million, or 27.5% of revenue
-	Reports YTD free cash flow* of $163.0 million, or $2.03 per share, up 55.0%
-	Completes previously announced acquisition of Sanipac, Inc.
-	Repurchases approximately two percent of outstanding common stock during the quarter

FOLSOM, CA, October 26, 2009 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter of 2009.  Revenue totaled $316.0 million, a 15.9% increase over revenue of $272.7 million in the year ago period.  Operating income was $64.8 million versus $56.7 million in the third quarter of 2008.  Net income attributable to Waste Connections in the quarter was $34.2 million, or $0.43 per share on a diluted basis of 79.8 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $27.6 million, or $0.40 per share on a diluted basis of 68.5 million shares.

Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $7.2 million ($4.5 million net of taxes, or approximately $0.06 per share) in the quarter compared to $4.5 million ($2.7 million net of taxes, or approximately $0.04 per share) in the year ago period.  SG&A in the current period included approximately $0.9 million ($0.8 million net of taxes, or approximately $0.01 per share) associated with the expensing of acquisition costs, primarily related to the Sanipac transaction and the acquisition of divested assets from Republic Services, Inc., in accordance with new accounting guidance for business combinations effective January 1, 2009.

“We are extremely pleased with our results in the quarter as we exceeded the upper end of our expectations in a relatively stable, but still challenging, environment.  This quarter fully reflected the impact of the acquisition of divested assets from Republic Services, a company-wide reduction in headcount earlier in the year, and continuing wage and expense controls.  As a result, operating income before depreciation and amortization* as a percentage of revenue expanded approximately 220 basis points and increased on a dollar basis 24.3% over the prior year period.  This increase in the quarter exceeded the percentage growth in revenue from the prior year period, and more importantly, free cash flow* more than doubled over the year ago period,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.  “In addition, our strong financial profile, recently completed note offering, and expansion of our stock repurchase program demonstrate our continuing flexibility and commitment to fund our growth strategy while returning cash to shareholders.”

For the nine months ended September 30, 2009, revenue was $881.5 million, an 11.6% increase over revenue of $790.0 million in the year ago period.  Operating income was $171.8 million versus $163.1 million for the same period in 2008.  Net income attributable to Waste Connections for the nine months ended September 30, 2009, was $86.6 million, or $1.08 per share on a diluted basis of 80.5 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $75.6 million, or $1.11 per share on a diluted basis of 68.2 million shares.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the nine months ended September 30, 2009, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $19.8 million ($12.3 million net of taxes, or approximately $0.15 per share) compared to $13.4 million ($8.2 million net of taxes, or approximately $0.12 per share) in the year ago period.

SG&A for the nine months ended September 30, 2009, included approximately $5.8 million ($3.8 million net of taxes) from previously discussed acquisition-related costs and a loss on the Company’s prior corporate office lease due to the relocation of its corporate offices.  Results during the current nine month period also include an approximate $2.2 million ($1.8 million net of taxes) benefit from a gain on the sale of certain assets and a decrease in the Company’s deferred tax liabilities.

On January 1, 2009, Waste Connections adopted new accounting guidance related to minority interests, the provisions of which, among others, require for all periods presented that (1) minority interests be renamed noncontrolling interests, (2) that a company present amounts of consolidated net income attributable to the parent and to the noncontrolling interests, and (3) that a company present such noncontrolling interests as equity.  Financial statements for the current and prior year periods reflect the adoption of this new accounting guidance related to such noncontrolling interests.

Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 27th at 8:30 A.M. Eastern Time.  The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com.  A playback of the call will be available at both of these websites.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S.  The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 26 states.  The Company also provides intermodal services for the movement of containers in the Pacific Northwest.  Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release are forward-looking in nature, including statements related tour results of operations, our share repurchase program and our ability to fund our future growth.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (2) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (6) we may lose contracts through competitive bidding, early termination or governmental action; (7) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (8) increases in the price of fuel may adversely affect our business and reduce our operating margins; (9) increases in labor and disposal and related transportation costs could impact our financial results; (10) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (13) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (14) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future;

(15) each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including environmental liabilities; (16) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (17) our accruals for our landfill site closure and post-closure costs may be inadequate; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (30) we may not be able to obtain satisfactory regulatory approvals to operate acquired assets or consummate the acquisition of assets we seek to acquire; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; and (32) unusually adverse weather conditions may interfere with our operations, harming our operating results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.  There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2009
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009

Revenues	$272,702	$315,990	$790,035	$881,496
Operating expenses:
Cost of operations	164,548	180,440	473,542	510,830
Selling, general and administrative	27,009	35,753	81,164	104,411
Depreciation	22,985	31,226	67,459	86,127
Amortization of intangibles	1,404	3,671	4,218	9,351
Loss (gain) on disposal of assets	61	139	569	(1,037)
Operating income	56,695	64,761	163,083	171,814

Interest expense	(9,956)	(12,259)	(30,697)	(36,817)
Interest income	145	134	507	1,275
Other income (expense), net	(449)	879	(115)	1,055
Income before income taxes	46,435	53,515	132,778	137,327

Income tax provision	(15,013)	(19,252)	(46,151)	(50,070)
Net income	$31,422	$34,263	$86,627	$87,257
Less: net income attributable to noncontrolling interests	(3,813)	(113)	(10,992)	(691)
Net income attributable to Waste Connections	$27,609	$34,150	$75,635	$86,566

Earnings per common share attributable to
Waste Connections’ common stockholders:
Basic	$0.41	$0.43	$1.13	$1.09

Diluted	$0.40	$0.43	$1.11	$1.08

Shares used in the per share calculations:
Basic	66,897,781	78,837,984	66,745,119	79,618,566
Diluted	68,532,005	79,824,616	68,192,175	80,468,180

 WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	September 30,
	2008	2009
ASSETS
Current assets:
Cash and equivalents	$265,264	$10,021
Accounts receivable, net of allowance for doubtful accounts of $3,846 and $3,909 at December 31, 2008 and September 30, 2009, respectively	118,456	140,652
Deferred income taxes	22,347	22,330
Prepaid expenses and other current assets	23,144	28,935
Total current assets	429,211	201,938

Property and equipment, net	984,124	1,292,207
Goodwill	836,930	907,723
Intangible assets, net	306,444	358,832
Restricted assets	23,009	25,393
Other assets, net	20,639	20,753
	$2,600,357	$2,806,846

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$65,537	$87,349
Book overdraft	4,315	4,362
Accrued liabilities	95,220	107,713
Deferred revenue	45,694	48,912
Current portion of long-term debt and notes payable	4,698	2,686
Total current liabilities	215,464	251,022

Long-term debt and notes payable	819,828	883,722
Other long-term liabilities	47,509	48,458
Deferred income taxes	255,559	294,467
Total liabilities	1,338,360	1,477,669

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 150,000,000 shares authorized; 79,842,239 and 78,687,155 shares issued and outstanding at December 31, 2008 and September 30, 2009, respectively	798	787
Additional paid-in capital	661,555	631,508
Retained earnings	622,913	709,479
Accumulated other comprehensive loss	(23,937)	(15,470)
Total Waste Connections’ equity	1,261,329	1,326,304
Noncontrolling interests	668	2,873
Total equity	1,261,997	1,329,177
	$2,600,357	$2,806,846

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2009
(Unaudited)
(in thousands)

	Nine months ended
	September 30,
	2008	2009

Cash flows from operating activities:
Net income	$86,627	$87,257
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss (gain) on disposal of assets	569	(1,037)
Depreciation	67,459	86,127
Amortization of intangibles	4,218	9,351
Deferred income taxes, net of acquisitions	24,331	28,605
Amortization of debt issuance costs	1,356	1,455
Amortization of debt discount	3,303	3,513
Stock-based compensation	5,903	6,965
Interest income on restricted assets	(392)	(369)
Closure and post-closure accretion	1,066	1,496
Excess tax benefit associated with equity-based compensation	(5,647)	(696)
Net change in operating assets and liabilities, net of acquisitions	5,868	19,578
Net cash provided by operating activities	194,661	242,245

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(35,177)	(422,078)
Capital expenditures for property and equipment	(79,536)	(84,289)
Proceeds from disposal of assets	1,499	4,348
Increase in restricted assets, net of interest income	(900)	(2,014)
Increase in other assets	(49)	(887)
Net cash used in investing activities	(114,163)	(504,920)

Cash flows from financing activities:
Proceeds from long-term debt	127,000	217,000
Principal payments on notes payable and long-term debt	(219,510)	(175,053)
Change in book overdraft	(8,835)	47
Proceeds from option and warrant exercises	17,204	4,952
Excess tax benefit associated with equity-based compensation	5,647	696
Distributions to noncontrolling interests	(8,232)	-
Payments for repurchase of common stock	(31,527)	(40,168)
Proceeds from secondary stock offering, net	393,930	-
Debt issuance costs	(349)	(42)
Net cash provided by financing activities	275,328	7,432

Net increase (decrease) in cash and equivalents	355,826	(255,243)
Cash and equivalents at beginning of period	10,298	265,264
Cash and equivalents at end of period	$366,124	$10,021

ADDITIONAL STATISTICS
THREE MONTHS ENDED SEPTEMBER 30, 2009
(Dollars in thousands)

Internal Growth:  The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended September 30, 2009
Core Price	4.2%
Surcharges	(2.4%)
Volume	(7.3%)
Intermodal, Recycling and Other	(3.2%)
Total	(8.7%)

Uneliminated Revenue Breakdown:

	Three Months Ended September 30, 2009
Collection	$235,735	65.2%
Disposal and Transfer	107,438	29.7%
Intermodal, Recycling and Other	18,613	5.1%
Total before inter-company elimination	$361,786	100.0%

Inter-company elimination	$45,796
Reported Revenue	$315,990

Days Sales Outstanding for the three months ended September 30, 2009:  41 (27 net of deferred revenue)

Internalization for the three months ended September 30, 2009:  64%

Other Cash Flow Items:

Three Months Ended September 30, 2009
Cash Interest Paid	$6,031
Cash Taxes Paid	$12,240

Debt to Book Capitalization:  40%

Share Information for the three months ended September 30, 2009:

Basic shares outstanding	78,837,984
Dilutive effect of options and warrants	812,514
Dilutive effect of restricted stock	174,118
Diluted shares outstanding	79,824,616

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Free Cash Flow:

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations.  Other companies may calculate free cash flow differently.

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2009
Net cash provided by operating activities	$64,733	$91,197
Less: Change in book overdraft	(9,157)	(2,189)
Plus: Proceeds from disposal of assets	133	219
Plus: Excess tax benefit associated with equity-based compensation	3,719	599
Less: Capital expenditures for property and equipment	(31,213)	(31,596)
Less: Distributions to noncontrolling interests	(2,205)	-
Free cash flow	$26,010	$58,230

As % of revenues	9.5%	18.4%

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
Net cash provided by operating activities	$194,661	$242,245
Less/plus: Change in book overdraft	(8,835)	47
Plus: Proceeds from disposal of assets	1,499	4,348
Plus: Excess tax benefit associated with equity-based compensation	5,647	696
Less: Capital expenditures for property and equipment	(79,536)	(84,289)
Less: Distributions to noncontrolling interests	(8,232)	-
Free cash flow	$105,204	$163,047

As % of revenues	13.3%	18.5%

NON-GAAP RECONCILIATION SCHEDULE (continued)
 (in thousands)

Reconciliation of Operating Income before Depreciation and Amortization:

Operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation measure in the solid waste industry.  Waste Connections defines operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets.  The Company provides adjustments to this calculation to exclude the effects of items management believes impact the comparability of operating results between periods.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Management uses operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations.  Other companies may calculate operating income before depreciation and amortization differently.

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2009
Operating income	$56,695	$64,761
Plus: Depreciation and amortization	24,389	34,897
Plus: Closure and post-closure accretion	337	584
Plus: Loss on disposal of assets	61	139
Adjustments:
Plus: Acquisition-related transaction costs (a)	-	897
Adjusted operating income before depreciation and amortization	$81,482	$101,278

As % of revenues	29.9%	32.1%

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
Operating income	$163,083	$171,814
Plus: Depreciation and amortization	71,677	95,478
Plus: Closure and post-closure accretion	1,066	1,496
Plus/less: Loss (gain) on disposal of assets	569	(1,037)
Adjustments:
Plus: Acquisition-related transaction costs (a)	-	4,179
Plus: Loss on prior corporate office lease (b)	-	1,621
Adjusted operating income before depreciation and amortization	$236,395	$273,551

As % of revenues	29.9%	31.0%

____________________

(a)	Reflects the addback of acquisition-related transaction costs due to the implementation new accounting guidance for business combinations effective January 1, 2009.

(b)	Reflects the addback of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.